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                     INDEMNIFICATION AND PARTICIPATION AGREEMENT

          This Indemnification and Participation Agreement ("Agreement") is made and entered into this 1 day of December, 1996 by and between KEVIN O'DONNELL ("Indemnitor"), and REED E. SLATKIN ("Indemnitee").

          WHEREAS, Indemnitor and Indemnitee are shareholders and controlling persons of EarthLink Network, Inc. ("EarthLink); and,

          WHEREAS, EarthLink and Indemnitee, as "Lessee", have entered into that certain Master Lease Agreement No. 6029 dated August 31, 1995 with LINC Capital Management, a division of Scientific Leasing, Inc. as "Lessor" ("Master Lease"), pursuant to which LINC Capital Management ("LINC") agreed to lease certain equipment and property to EarthLink; and,

          WHEREAS, Indemnitee agreed to act as a Lessee under the Master Lease at the request of EarthLink and Indemnitor and LINC would not have entered into the Lease unless Indemnitee had agreed to act as a Lessee thereunder; and,

          WHEREAS, EarthLink entered into a lease with Becton Dickinson and Company ("BD") of improved real property located at 3100 New York Drive, Pasadena, California to be used as EarthLink's corporate offices and computer data center and as a condition thereto BD required EarthLink to deliver a Letter of Credit in favor of BD in the amount of $250,000 ("Letter of Credit") as additional security for EarthLink's performance of its obligation under the lease; and,

          WHEREAS, EarthLink was able to obtain the Letter of Credit from The Bank of California ("Bank") only upon Indemnitee's agreement to guarantee the Letter of Credit ("Guarantee"); and,

          WHEREAS, EarthLink and Indemnitee, as "Lessee" have entered into Addendum No. 2 to the Master Lease ("Addendum No. 2") pursuant to which LINC Capital Partners, Inc. ("LINC Capital") agreed to lease certain additional equipment and property to EarthLink; and,

          WHEREAS, Indemnitee agreed to act as a Lessee under Addendum No. 2 at the request of EarthLink and Indemnitor and LINC Capital would not have entered into Addendum No. 2 unless Indemnitee had agreed to act as a Leasee thereunder; and,

          WHEREAS, Indemnitee has received certain consideration in the form of Common Stock Purchase Warrants ("Warrants") from EarthLink and has agreed to share with and allow Indemnitor to participate in such consideration as further consideration for Indemnitor's agreements herein; and,

          WHEREAS, Indemnitor acknowledges the benefit conferred upon him as a result of Indemnitee agreeing to act as a Lessee under the Master Lease and Addendum No. 2 and, as a result of Indemnitee's Guarantee of the Letter of Credit with respect to the lease transaction with BD, and as an inducement to Indemnitee to act as a Lessee under the Master Lease and Addendum No. 2 and as a Guarantor of the Letter of Credit, and in consideration therefore and as set forth above, has agreed to indemnify and hold harmless Indemnitee from and against one-half (1/2) of any and all liabilities, obligations, losses, damages, penalties,



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actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Indemnitee, in any manner relating to or arising out of the Master Lease, the Addendum or said Guarantee;

NOW THEREFOR, the parties hereto agree as follows:

          1.   EXPENSES

          Indemnitor agrees to promptly pay one-half (1/2) of (i) all the actual and reasonable costs and expenses of Indemnitee in connection with the preparation of the Master Lease, Addendum No. 2 and the Guarantee, and of Indemnitee's performance of and compliance with all agreements and conditions contained therein on his part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to Indemnitee in connection with the negotiation, preparation, execution and administration of this Agreement, the Master Lease, Addendum No. 2 and the Guarantee, and any amendments and waivers hereto and thereto, (iii) all other actual and reasonable out-of-pocket expenses incurred by Indemnitee in connection with the negotiation, preparation and execution of this Agreement, and the Master Lease, Addendum No. 2 and the Guarantee, and (iv) after the occurrence of any Event of Default (as defined in the Master Lease, Addendum No. 2 or the Guarantee), all costs and expenses (including reasonable attorneys' fees, and costs of settlement) incurred by Indemnitee in enforcing any obligations of or in collecting any payments due from Indemnitor hereunder or under the Master Lease, Addendum No. 2 or the Guarantee by reason of such Event of Default or in connection with any refinancing or restructuring of the Master Lease, Addendum No. 2 or the Guarantee in the nature of a "work-out" or of any insolvency or bankruptcy proceeding.

          1.1  ADVANCEMENT OF EXPENSES

          On written request to the Indemnitor by Indemnitee, Indemnitor shall be responsible for advancing to Indemnitee amounts of money sufficient to cover one-half (1/2) of expenses in advance of the final disposition of them, on receipt of (1) an undertaking by or on behalf of Indemnitee to repay such amount(s), if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified under this Agreement, and (2) satisfactory evidence as to the amount of such expenses. The Indemnitee's written certification, together with a copy of the statement paid or to be paid by him, shall constitute satisfactory evidence, absent manifest error.

          2.   INDEMNITY

          In addition to the payment of expenses pursuant to Section 1, Indemnitor agrees to indemnify, pay and hold Indemnitee harmless from and against, one-half (1/2) of any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Indemnitee in connection with any investigative, administrative, arbitral or judicial proceeding, whether or not such Indemnitee shall be designated as party thereto), that may be imposed on, incurred by, or asserted against Indemnitee, in any manner relating to or arising out of the Master Lease, Addendum

                                    -2-

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No. 2, or the Guarantee or this Agreement; PROVIDED that Indemnitor shall not have any obligation to Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Indemnitee.

          In case a claim should be brought or an action filed or a proceeding commenced with respect to the subject of indemnity herein, Indemnitor agrees that Indemnitee may employ an attorney of Indemnitee's own selection to appear and defend the action on behalf of Indemnitee, at the expense of Indemnitor. Indemnitee, at his option, shall have the sole authority for the direction of the defense, and shall be the sole judge of the acceptability of any compromise or settlement of any such claims, actions or proceedings against Indemnitee.

          To the extent that the undertaking to indemnify, pay and hold harmless set forth herein may be unenforceable because it is violative of any law or public policy, Indemnitor shall contribute the maximum portion that he is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitee.

          3.   CONTINUATION OF INDEMNITY

          All agreements and obligations of Indemnitor contained in this Agreement shall continue during the period the Indemnitee remains as a Lessee under the Master Lease, Addendum No. 2, or the Guarantee, and shall continue so long as Indemnitee shall be subject to any possible action by reason of the fact that he was a Lessee under the Master Lease or under Addendum No. 2 or a guarantor under the Guarantee. No continuation, extension, alteration, or renewal of the Master Lease, Addendum No. 2 or the Guarantee or any of Indemnitee's bonds or obligations thereunder and no waiver of defense nor any change of whatsoever kind or nature, whether or not consented to by Indemnitor, nor the death of Indemnitor, whether or not Indemnitee has notice thereof, shall in any way relieve Indemnitor or Indemnitor's successors and assigns, from any liability assumed hereunder, and Indemnitor hereby waives notice thereof.

          4.   FURTHER CONSIDERATION

          Indemnitee acknowledges that he has received a Warrant to purchase One Hundred Thousand (100,000) shares of Common Stock, (as adjusted) of EarthLink as an exercise price of $.91 per share in partial consideration for his having agreed to act as a Lessee under the Master Lease, that he has received a Warrant to purchase an additional One Hundred Thousand (100,000) shares of Common Stock (as adjusted) of EarthLink at an exercise price of $2.42 per shares in consideration for his having acted as a Guarantor of the Letter of Credit referred to above and that he has received a Warrant to purchase an additional Two Hundred Thousand (200,000) shares of Common Stock of EarthLink at an exercise price of $2.42 per share in consideration for his having agreed to act as a Lessee under Addendum No. 2. As further consideration for Indemnitor's entering into this Agreement, Indemnitee agrees that he will transfer and assign one-half (1/2) of all Warrants issued to him described herein to Indemnitor.

                                       -3-

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          5.     NOTICE TO INDEMNITOR

          Indemnitor shall perform his obligations under this Agreement on receipt of written demand for such performance from the Indemnitee and, if he fails to perform his obligations under this Agreement on demand, the Indemnitee may then at any time bring legal action against him to obtain full and complete performance of his obligations under this Agreement. In any action brought to enforce this Agreement, on a showing by the Indemnitee that a claim has been asserted against him relating to or arising out of the Master Lease, Addendum No. 2, the Guarantee or this Agreement, there shall be a presumption that Indemnitee is entitled to indemnification and advancement of costs and expenses from Indemnitor with respect to indemnification.

          6.    NON-EXCLUSIVITY; LIMITATION OF LIABILITY

          The indemnification rights granted to the Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which he may be entitled under EarthLink's certificate of incorporation or bylaws, a vote of shareholders of EarthLink, determination by EarthLink's Board of Directors or under an Indemnification Agreement entered into by and between EarthLink and O'Donnell (as "Indemnitors") and Indemnitee (as "Indemnitee") with respect to the Master lease and Addendum No. 2, or otherwise; PROVIDED, HOWEVER, that any payments made by Indemnitor thereunder shall be credited against any liability which Indemnitor shall be obligated to pay under this Agreement, but only with respect to indemnification due to Indemnitee relating to the Master Lease and Addendum No. 2.

          7.    MISCELLANEOUS

                7.1   SUCCESSORS AND ASSIGNS

          The rights granted to the Indemnitee under this Agreement shall inure to the benefit of Indemnitee and his personal representatives, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding on Indemnitor and his personal representatives, heirs, executors, administrators and beneficiaries.

                7.2   SEVERABILITY

          To the extent permitted by applicable law, the parties, by this Agreement, waive any provision of law that renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, such provisions shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions shall remain in full force and effect.

                7.3   CALIFORNIA LAW GOVERNS

          This Agreement shall be governed by the laws of the State of California.

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                7.4   NOTICE

          Any notice, demand or other communication to the Indemnitor under this Agreement may be addressed as follows:

                       Kevin O'Donnell
                       1896 Rising Glen Road
                       Los Angeles, California 90069

          In witness whereof, each party to this Agreement has caused it to be executed at Los Angeles, California on the date indicated below.

                                                "INDEMNITEE"


Dated: December 1, 1995                          /s/ Reed E. Slatkin
      -----------------------                   ------------------------------
                                                Reed E. Slatkin


"INDEMNITOR":


Dated: December 1, 1995                          /s/ Kevin O'Donnell
      -----------------------                   ------------------------------
                                                Kevin O'Donnell


          Pursuant to the Buy-Sell Agreement effective as of June 10, 1994, between Sky Dayton, Reed E. Slatkin, Kevin O'Donnell, and EarthLink Network, Inc., the undersigned hereby consents to the transfer and assignment of the warrants referred to in the Indemnification and Participation Agreement to which this statement is appended from Reed E. Slatkin to Kevin O'Donnell.


EARTHLINK NETWORK, INC.


By: /s/ Sky Dayton                               /s/ Kevin O'Donnell
   --------------------------                   ------------------------------
    Sky Dayton, Chairman                         Kevin O'Donnell


                                     /s/ Sky Dayton
                                    -------------------------
                                    Sky Dayton


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